UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   August 4, 2005

Neose Technologies, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	0-27718	13-3549286

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Witmer Road, Horsham, Pennsylvania		19044

(Address of Principal Executive Offices)		(Zip Code)

(215) 315-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 – Results of Operations and Financial Condition.

          On August 4, 2005, Neose Technologies, Inc. (the “Company”) announced financial results for the quarter ended June 30, 2005.  A copy of the press release announcing the Company’s financial results is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.05 – Costs Associated with Exit or Disposal Activities.

          The Company also announced on August 4, 2005, that it had implemented a restructuring of operations to enable an enhanced focus on next-generation proteins, to allow for the anticipated transfer of production of proteins and reagents to its collaborative partners and contract manufacturers now that its programs are more mature, and to reduce cash burn. These actions were approved by the Company’s Board of Directors on August 2, 2005, and are supplementary to previously announced actions to reduce executive cash-based compensation for 2005 and capital spending.

          Upon completion of the restructuring during the fourth quarter of 2005, the Company will have reduced the size of its workforce by approximately 25% since March 31, 2005 and expects to realize annualized savings of between $6 million and $8 million. The Company estimates that it will incur cash restructuring costs related to personnel of approximately $1.8 million, including severance costs and the costs of short and long term retention packages offered to employees. Most of the restructuring costs will be reflected in the Company’s operating results for the quarter ending September 30, 2005.

          As part of the restructuring, the Company will centralize research activities in Horsham, Pennsylvania by ending operations in its leased San Diego facility. Following the manufacture of Phase II clinical material of NE-180, expected to be completed during the third quarter of 2005, the Company’s requirements for internally manufactured products will be substantially lower than the capacity of its 24,000 square-foot pilot manufacturing facility. The Company will evaluate alternatives relative to its current headquarters and pilot manufacturing facility, which it owns subject to a mortgage.  Such alternatives include the potential disposition of the facility and further consolidation of the Company’s research, development and administrative operations into a currently leased facility that is also located in Horsham.

          A copy of the press release announcing the restructuring is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 2.06 – Material Impairments.

          As a result of the restructuring described in Item 2.05, above, the Company expects to record, during the second half of 2005, non-cash property and equipment impairment charges.  The amounts of such impairment expenses cannot be estimated at the present time.

Item 9.01 – Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Exhibits: Reference is made to the Exhibit Index annexed hereto and made a part hereof.

Neose “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Statements in this Current Report on Form 8-K regarding the Company’s business that are not historical facts, including, but not limited to, statements regarding the restructuring and the timing and amount of restructuring charges, write-downs and impairment charges that the Company expects to incur in connection with the restructuring, are “forward-looking statements” that involve risks and uncertainties, including without limitation the risk that the Company will not receive clearance from the FDA to initiate a Phase I clinical trial for NE-180, the risk that the Company will not meet its preclinical development timelines for its proprietary drug candidates, including GlycoPEG-GCSF, and the risk that the Company will incur unexpected charges or will have unexpected expenditures related to the restructuring upon the completion of further analysis with respect to the restructuring generally and the Company’s assets specifically .  For a discussion of these risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statement, see the section of Neose’s Annual Report on Form 10-K for the year ended December 31, 2004, entitled “Factors Affecting the Company’s Prospects” and discussions of potential risks and uncertainties in the Company’s subsequent filings with the SEC.

Signatures

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: August 5, 2005	By	/s/ C. BOYD CLARKE

C. Boyd Clarke
President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated August 4, 2005 announcing the Company’s financial results for the quarter ended June 30, 2005

Exhibit 99.2	Press Release dated August 4, 2005 announcing the Company’s restructuring plan